            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Oxford Industries, Inc. and subsidiaries and in the related Prospectuses of our report dated July 23, 2004, with respect to the consolidated financial statements of Oxford Industries, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended May 28, 2004.

REGISTRATION
STATEMENT NO.     FORM     DESCRIPTION
-------------     ----     -----------
  33-7231         S-8      Oxford Industries, Inc. 1992 Stock Option Plan
 33-64097         S-8      Oxford Industries, Inc. 1992 Stock Option Plan
 333-59409        S-8      Oxford Industries, Inc. 1997 Restricted Option Plan
 333-59411        S-8      Oxford Industries, Inc. 1997 Stock Option Plan
333-113000        S-8      Oxford Industries, Inc. 1997 Stock Option Plan
333-110598        S-3      Registration of 776,400 shares of Oxford Industries,
                           Inc. Common Stock


/s/ Ernst & Young LLP



Atlanta, Georgia
August 9, 2004